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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            ------------------------

Date of Report (Date of earliest event reported):  February 3, 1999

                                 IMMUNOGEN, INC.
               (Exact name of registrant as specified in its Charter)

Massachusetts                      0-17999                04-2726691
(State or other jurisdiction      (Commission           (IRS Employer
of incorporation)                 File Number)         Identification No.)


              333 Providence Highway, Norwood, Massachusetts 02062
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (781) 769-4242





























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ITEM 5. OTHER EVENTS

On February 3, 1999, ImmunoGen, Inc. ("ImmunoGen") announced that it had entered into a license agreement with SmithKline Beecham Plc, London, /SmithKline Beecham, Philadelphia ("SmithKline") to develop and commercialize ImmunoGen's lead tumor activated prodrug, huC242-DM1. Under the terms of the agreement, in addition to royalties, ImmunoGen could receive up-front cash and milestone payments exceeding $40 million. Additionally, at ImmunoGen's option, SmithKline will purchase up to $5.0 million of ImmunoGen Common Stock over the next two years, subject to certain conditions. SmithKline will receive exclusive worldwide rights to commercialize huC242-DM1, except in certain Far East territories. SmithKline and ImmunoGen will collaborate on the remaining development. ImmunoGen will have responsibility for the product's initial assessment in humans, which is expected to begin in the second half of calendar year 1999.

The press release announcing the agreement is incorporated herein by reference and filed as Exhibit 99.1 hereto.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         99.1 The Registrant's Press Release dated February 3, 1999.





















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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                        ImmunoGen, Inc.
                                        (Registrant)



Date:    February 9, 1999                /s/Kathleen A. Carroll
                                         -------------------------------
                                         Kathleen A. Carroll
                                         Vice President, Finance and
                                           Administration, and principal
                                           financial officer




























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                                 EXHIBIT INDEX


Exhibit                                                 Sequential
Number                     Description                Page Number(s)

 99.1               The Registrant's Press Release
                    dated February 3, 1999                  5












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